
                                                                 EXHIBIT 4(e)(1)

================================================================================

                             PARTICIPATION AGREEMENT

                                    (N961AN)

                            Dated as of July 8, 2003

                                      among

                            AMERICAN AIRLINES, INC.,

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                    as Pass Through Trustee under each of the
                         Pass Through Trust Agreements,

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                             as Subordination Agent,

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                as Loan Trustee,

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                 in its individual capacity as set forth herein

                                 --------------

                       Aircraft of the make and model and
                    bearing the U.S. Registration Number and
                     Manufacturer's Serial Number listed on
                                Schedule I hereto

================================================================================

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                                TABLE OF CONTENTS

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                                                                                                             PAGE
                                                ARTICLE I

                                               DEFINITIONS

Section 1.01.     Definitions...........................................................................       2
Section 1.02.     Other Definitional Provisions.........................................................       2

                                                ARTICLE II

                                                THE LOANS

Section 2.01.     The Loans.............................................................................       2
Section 2.02.     Issuance of Equipment Notes...........................................................       3
Section 2.03.     The Closing...........................................................................       3

                                               ARTICLE III

                                           CONDITIONS PRECEDENT

Section 3.01.     Conditions Precedent to Obligations of the Pass Through Trustees......................       3
Section 3.02.     Conditions Precedent to Obligations of the Company....................................       7

                                                ARTICLE IV

                        REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF THE COMPANY

Section 4.01.     Representations and Warranties of the Company.........................................       8
Section 4.02.     General Indemnity.....................................................................      10

                                                ARTICLE V

                          REPRESENTATIONS, WARRANTIES AND COVENANTS OF U.S. BANK

Section 5.01.     Representations, Warranties and Covenants of U.S. Bank................................      15

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
                                                ARTICLE VI

                                      OTHER COVENANTS AND AGREEMENTS

Section 6.01.     Other Agreements......................................................................      18
Section 6.02.     Certain Covenants of the Company......................................................      20

                                               ARTICLE VII

                                              MISCELLANEOUS

Section 7.01.     Notices...............................................................................      23
Section 7.02.     Survival of Representations, Warranties, Indemnities, Covenants and Agreements........      23
Section 7.03.     Governing Law.........................................................................      23
Section 7.04.     Severability..........................................................................      23
Section 7.05.     No Oral Modifications or Continuing Waivers; Consents.................................      24
Section 7.06.     Effect of Headings and Table of Contents..............................................      24
Section 7.07.     Successors and Assigns................................................................      24
Section 7.08.     Benefits of Agreement.................................................................      24
Section 7.09.     Counterparts..........................................................................      25
Section 7.10.     Submission to Jurisdiction............................................................      25
Section 7.11.     No Petition...........................................................................      25
Section 7.12.     Section 1110..........................................................................      25
Section 7.13.     No Waiver.............................................................................      25
Section 7.14.     Further Assurances....................................................................      26

Schedule I      - Certain Terms
Schedule II     - Equipment Notes, Purchasers and Original Principal Amounts
Schedule III    - Trust Supplements

Exhibit A       - Form of Opinion of Counsel for the Company
Exhibit B       - Form of Opinion of Special Counsel for the Loan Trustee, the Subordination Agent
                  and U.S. Bank
Exhibit C       - Form of Opinion of Special FAA Counsel
Exhibit D       - Form of Manufacturer's Consent
Exhibit E-1     - Form of Opinion of Special Counsel for the Pass Through Trustees
Exhibit E-2     - Form of Opinion of Special Delaware Counsel for the Pass Through Trustees

Annex A         - Definitions

                             PARTICIPATION AGREEMENT

                                    (N961AN)

         This PARTICIPATION AGREEMENT (N961AN), dated as of July 8, 2003, is made by and among AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the "Company"), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, "U.S. Bank"), not in its individual capacity except as otherwise expressly provided in any of the Operative Documents or the Pass Through Documents, but solely as trustee (in such capacity together with any successor or other trustee in such capacity, the "Pass Through Trustee") under each of the Pass Through Trust Agreements (such term and other capitalized terms used herein without definition being defined as provided in Section 1.01), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, the "Subordination Agent") under the Intercreditor Agreement, and U.S. BANK TRUST NATIONAL ASSOCIATION, as loan trustee (in such capacity, together with any successor trustee in such capacity, the "Loan Trustee") under the Indenture.

                              W I T N E S S E T H:

         WHEREAS, the Company is the owner of that certain aircraft of the make and model set forth in Schedule I hereto as more particularly described in the Indenture Supplement originally executed and delivered under the Indenture;

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Loan Trustee are entering into the Indenture, pursuant to which, among other things, the Company will issue separate series of Equipment Notes, which Equipment Notes are to be secured by a security interest in all right, title and interest of the Company in and to the Aircraft and certain other property described in the Indenture;

         WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule III hereto, concurrently with the execution and delivery of this Agreement, separate Pass Through Trusts are being created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of Pass Through Certificates;

         WHEREAS, pursuant to the Intercreditor Agreement, the Subordination Agent will hold the Equipment Notes on behalf of the Pass Through Trusts;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

         Section 1.02. Other Definitional Provisions. (a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

         (b) All references in this Agreement to designated "Articles", "Sections", "Subsections", "Schedules", "Exhibits", "Annexes" and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

         (c) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

         (d) All references in this Agreement to a "government" are to such government and any instrumentality or agency thereof.

         (e) Unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, they shall be deemed to be followed by the phrase "without limitation".

                                   ARTICLE II

                                    THE LOANS

         Section 2.01. The Loans. Subject to the terms and conditions of this Agreement and the Indenture, on the Closing Date, the Pass Through Trustee for each Pass Through Trust shall make a loan to the Company by paying to the Company the aggregate original principal amounts of the Equipment Notes being issued to such Pass Through Trust as set forth on Schedule II opposite the name of such Pass Through Trust. The Pass Through Trustees, on behalf of the Pass Through Trusts, shall make such loans to the Company no later than 10:00 a.m. (New York City time) on the Closing Date by transferring such amount in immediately available funds to the Company at its account at The Chase

Manhattan Bank (ABA No. 021000021), Account Number 910-1-019884, Attention: Tina DoCampo.

         Section 2.02. Issuance of Equipment Notes. Upon the occurrence of the above payments by the Pass Through Trustee for each Pass Through Trust to the Company, the Company shall issue, pursuant to and in accordance with Article II of the Indenture, to the Subordination Agent as agent and trustee for the Pass Through Trustee for each Pass Through Trust, one or more Equipment Notes of the maturity and aggregate principal amount and bearing the interest rate set forth in Schedule II opposite the name of such Pass Through Trust. Each such Equipment Note shall be duly authenticated by the Loan Trustee pursuant to the Indenture, registered in the name of the Subordination Agent and dated the Closing Date and shall be delivered by the Loan Trustee to the Subordination Agent.

         Section 2.03. The Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York at 10:00 a.m. (New York City time) on July 8, 2003, or at such other time or place as the parties shall agree.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Section 3.01. Conditions Precedent to Obligations of the Pass Through Trustees. The obligation of each Pass Through Trustee to make the loan contemplated by Article II is subject to the fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Closing Date of the following conditions precedent:

                  (a) The Company shall have tendered the Equipment Notes to the Loan Trustee for authentication, and the Loan Trustee shall have authenticated such Equipment Notes and shall have tendered the Equipment Notes to the Subordination Agent on behalf of the applicable Pass Through Trustee in accordance with Section 2.02.

                  (b) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for the Pass Through Trustees to make the loans contemplated by Section
         2.01 or to acquire the Equipment Notes or to realize the benefits of the security afforded by the Indenture.

                  (c) This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Pass Through Trustees or the Loan Trustee), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to each relevant Pass Through Trustee:

                           (i)      the Intercreditor Agreement;

                           (ii) the Class G Liquidity Facility relating to the Pass Through Certificates, Series 2003-1G;

                           (iii) the Policy relating to the Pass Through Certificates, Series 2003-1G;

                           (iv)     the Pass Through Trust Agreements;

                           (v) the Indenture and the Indenture Supplement covering the Aircraft and dated the Closing Date;

                           (vi)     the Manufacturer's Consent;

                           (vii)    a copy of the FAA Bill of Sale; and

                           (viii)   a copy of the Warranty Bill of Sale.

                  (d) A Uniform Commercial Code financing statement or statements covering the security interest created by the Indenture naming the Company, as debtor, and the Loan Trustee, as secured party, shall have been duly filed in all places necessary or desirable within the State of Delaware.

                  (e) Each Pass Through Trustee shall have received the following:

                           (i) a certificate dated the Closing Date of the Secretary or an Assistant Secretary of the Company, certifying as to (A) a copy of the resolutions of the Board of Directors of the Company or the executive committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by the Company of this Agreement and the Indenture and each other document required to be executed and delivered by the Company in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date;

                           (ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of the Company in such state;

                           (iii) an incumbency certificate of the Company as to the person or persons authorized to execute and deliver this Agreement, the Indenture and each other document to be executed by the Company in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons; and

                           (iv) one or more certificates of the Loan Trustee and the Subordination Agent certifying to the reasonable satisfaction of the Pass Through Trustees as to the due authorization, execution, delivery and performance by the Loan Trustee and the Subordination Agent of each of the Operative Documents to which the Loan Trustee or the Subordination Agent is or will be a party and any other documents to be executed by or on behalf of the Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby.

                  (f) On the Closing Date, the following statements shall be correct: (i) the representations and warranties herein of the Company are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss or would constitute an Event of Default or Event of Loss but for the requirement that notices be given or time elapse or both.

                  (g) Each Pass Through Trustee and the Loan Trustee shall have received an opinion addressed to it from Gary F. Kennedy, Esq., Senior Vice President and General Counsel of the Company (or such other internal counsel to the Company as shall be reasonably satisfactory to the Pass Through Trustees), substantially in the form set forth in Exhibit A.

                  (h) Each Pass Through Trustee and the Loan Trustee shall have received an opinion addressed to it from Shipman & Goodwin LLP, special counsel for U.S. Bank, the Loan Trustee and the Subordination Agent, substantially in the form set forth in Exhibit B.

                  (i) Each Pass Through Trustee and the Loan Trustee shall have received an opinion addressed to it from Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit C.

                  (j) Each Pass Through Trustee and the Loan Trustee shall have received a certificate or certificates signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President or any

         Assistant Treasurer (or any other Responsible Officer) of the Company, dated the Closing Date, certifying as to the correctness of each of the matters stated in Section 3.01(f).

                  (k) Each Pass Through Trustee shall have received a certificate from U.S. Bank in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Closing Date, signed by an authorized officer of U.S. Bank in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying as to the correctness of each of the matters stated in Section 5.01.

                  (l)      [intentionally left blank]

                  (m) The Loan Trustee shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to the Loan Trustee, as to the compliance with the terms of Section 7.06 of the Indenture relating to insurance with respect to the Aircraft.

                  (n) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                  (o) The Company shall have entered into the Underwriting Agreement, the Class G Pass Through Certificates shall have been issued and sold pursuant to the Underwriting Agreement, and the Underwriters shall have transferred to the Class G Pass Through Trustee in immediately available funds an amount at least equal to the aggregate purchase price of the Series G Equipment Notes to be purchased from the Company; and the purchasers of the Class C and Class D Pass Through Certificates shall have transferred to the Class C and Class D Pass Through Trustees in immediately available funds an amount at least equal to the aggregate purchase price of the Series C and Series D Equipment Notes to be purchased from the Company.

                  (p) The Loan Trustee shall have received an executed copy of the Manufacturer's Consent substantially in the form set forth in Exhibit D.

                  (q) The Loan Trustee shall have received a copy of a current, valid standard certificate of airworthiness for the Aircraft duly issued by the FAA, together with a copy of a duly executed certificate of registration of the Aircraft with the FAA in the name of the Company.

                  (r) The Company shall have good title to the Aircraft, free and clear of all Liens except Permitted Liens.

         Promptly upon the recording of the Indenture (with the Indenture Supplement attached) pursuant to the Transportation Code, the Company will cause Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City, Oklahoma to deliver to the Subordination Agent, to the Pass Through Trustees, to the Loan Trustee and to the Company an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to the Aircraft.

         Section 3.02. Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Equipment Notes is subject to the fulfillment (or waiver by the Company) prior to or on the Closing Date of the following conditions precedent:

                  (a) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for the Company to enter into any transaction contemplated by the Operative Documents or the Pass Through Trust Agreements.

                  (b) The documents referred to in Section 3.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Company), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to the Company, and the Company shall have received such documents and evidence with respect to U.S. Bank, the Class G Liquidity Provider, the Policy Provider, the Loan Trustee, the Subordination Agent and each Pass Through Trustee as the Company may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.

                  (c) The Indenture (with the Indenture Supplement covering the Aircraft attached) shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code.

                  (d) On the Closing Date, the representations and warranties herein of U.S. Bank, the Loan Trustee, the Subordination Agent and the Pass Through

         Trustees shall be correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been correct on and as of such earlier date), and, insofar as such representations and warranties concern U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee, such party shall have so certified to the Company.

                  (e) The Company shall have received each opinion referred to in Subsections 3.01(h), 3.01(i) and 3.01(l), each such opinion (other than 3.01(l)) addressed to the Company or accompanied by a letter from the counsel rendering such opinion authorizing the Company to rely on such opinion as if it were addressed to the Company, and the certificates referred to in Subsections 3.01(e)(iv) and 3.01(k).

                  (f) The Company shall have received (i) an opinion addressed to it from Shipman & Goodwin LLP, special counsel for the Pass Through Trustees, substantially in the form set forth in Exhibit E-1, and (ii) an opinion addressed to it from Parkowski, Guerke & Swayze, P.A., special Delaware counsel for the Pass Through Trustee, substantially in the form set forth in Exhibit E-2.

                  (g) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                  (h) The Company shall have received a certificate from U.S. Bank dated the Closing Date, signed by an authorized officer of U.S. Bank, certifying for each Pass Through Trustee that no Other Party Liens attributable to it exist and further certifying as to the correctness of each of the matters stated in Section 5.01.

                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND INDEMNITIES
                                 OF THE COMPANY

         Section 4.01. Representations and Warranties of the Company. The Company represents and warrants that:

                  (a) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated

         Air Carrier, is a Citizen of the United States, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole.

                  (b) The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of the Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on the Company or the certificate of incorporation or by-laws of the Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Indenture) upon the property of the Company under, any material indenture, mortgage, contract or other agreement to which the Company is a party or by which it or any of its properties may be bound or affected.

                  (c) Neither the execution and delivery by the Company of this Agreement and the other Operative Documents to which it is a party, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, except for (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, (iii) the filings referred to in Section 4.01(e), and (iv) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.

                  (d) This Agreement and each other Operative Document to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Indenture, as limited by applicable laws that may affect the remedies provided in the Indenture, which laws, however, do not make the remedies provided in the Indenture inadequate for the practical realization of the rights and benefits intended to be provided thereby.

                  (e) Except for (i) the filing for recordation pursuant to the Transportation Code of the Indenture (with the Indenture Supplement covering the Aircraft attached) and (ii) with respect to the security interests created by such documents, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of Delaware, no further filing or recording of any document is necessary or advisable under the laws of the United States or any state thereof as of the Closing Date in order to establish and perfect the security interest in the Aircraft created under the Indenture in favor of the Loan Trustee as against the Company and any third parties in any applicable jurisdiction in the United States.

                  (f) The Company is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  (g) As of the Closing Date, (i) the Company has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Indenture, (iii) the Indenture (with the Indenture Supplement covering the Aircraft attached) has been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code and (iv) the Aircraft is duly registered with the FAA in the name of the Company.

         Section 4.02. General Indemnity. (a) Claims Defined. For the purposes of this Section 4.02, "Claims" shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined herein, and, except as otherwise expressly provided in this Section 4.02, shall include all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) of an Indemnitee in connection therewith or related thereto.

         (b) Indemnitee Defined. For the purposes of this Section 4.02, "Indemnitee" means (i) U.S. Bank and the Loan Trustee, (ii) each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iii) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination

Agent, (iv) so long as it is the holder of any Equipment Notes, each Pass Through Trustee and each Related Noteholder, (v) each Liquidity Provider and
(vi) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee, being referred to herein collectively as the "Related Indemnitee Group" of such Indemnitee); provided that such Persons shall, to the extent they are not signatories to this Agreement, have expressly agreed in writing to be bound by the terms of this
Section 4.02 prior to, or concurrently with, the making of a Claim hereunder. If an Indemnitee fails to comply with any duty or obligation under this Section
4.02 with respect to any Claim, such Indemnitee shall not, to the extent such failure was prejudicial to the Company, be entitled to any indemnity with respect to such Claim under this Section 4.02. No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee for purposes hereof.

         (c) Claims Indemnified. Subject to the exclusions stated in Subsection 4.02(d), the Company agrees to indemnify, protect, defend and hold harmless on an after-Tax basis each Indemnitee against Claims resulting from or arising out of the sale, purchase, acceptance, non-acceptance or rejection of the Aircraft under the Purchase Agreement or the ownership, possession, use, non-use, substitution, airworthiness, control, maintenance, repair, operation, registration, re-registration, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by the Company, any Permitted Lessee or any other Person. Without limiting the foregoing and subject to, and without duplication of, the provisions of Section 6.01(a), the Company agrees to pay the reasonable ongoing fees, and the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and, to the extent payable as provided in the Indenture, reasonable compensation and expenses of the Loan Trustee's agents), of the Loan Trustee in connection with the transactions contemplated hereby.

         (d) Claims Excluded. The following are excluded from the Company's agreement to indemnify an Indemnitee under this Section 4.02:

                  (i) any Claim to the extent such Claim is attributable to acts or events occurring after (x) the Lien of the Indenture has been discharged or (y) the transfer of possession of the Aircraft pursuant to Article IV of the Indenture except to the extent that such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 4.02 of the Indenture following the occurrence and continuance of an Event of Default; provided that nothing in this clause (i) shall be deemed to release the Company from any of its obligations under the Operative Documents that expressly provide for performance after the termination of the Indenture;

                  (ii) any Claim to the extent such Claim is, or is attributable to, a Tax, except with respect to paying any indemnity on an after-tax basis;

                  (iii) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee's Related Indemnitee Group;

                  (iv) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee's Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Agreement, any other Operative Document or any Pass Through Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;

                  (v) any Claim to the extent such Claim constitutes a Permitted Lien attributable to such Indemnitee;

                  (vi) any Claim to the extent such Claim is attributable to the offer, sale, assignment, transfer, participation or other disposition of any Equipment Note or Pass Through Certificate, all or any part of such Indemnitee's interest in the Operative Documents or the Pass Through Documents or any interest in the Collateral or any similar security (whether voluntary or involuntary) by or on behalf of such Indemnitee or its Related Indemnitee Group other than during the occurrence and continuance of an Event of Default (provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with the Indenture and applicable law);

                  (vii)    any Claim to the extent such Claim is attributable to
         (A) a failure on the part of the Loan Trustee to distribute in accordance with this Agreement or the Indenture any amounts received and distributable by it hereunder or thereunder, (B) a failure on the part of the Subordination Agent to distribute in accordance with the Intercreditor Agreement any amounts received and distributable by it thereunder or (C) a failure on the part of any Pass Through Trustee to distribute in accordance with the Pass Through Trust Agreement to which it is a party any amounts received and distributable by it thereunder;

                  (viii) any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document or any Pass Through Document, other than such as have been requested by the Company or that occur as the result of an Event of Default, or such as are expressly required or contemplated by the provisions of the Operative Documents or the Pass Through Documents;

                  (ix) any Claim to the extent such Claim is (a) paid by the Company pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document or any Pass Through Document (without duplication of any payment obligation of the Company) or (b) payable or borne by a Person in its individual capacity other than the Company pursuant to any provision of any Operative Document or any Pass Through Document;

                  (x) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense;

                  (xi) any Claim to the extent such Claim is incurred by or asserted as a result of any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; and

                  (xii) any Claim to the extent such Claim is attributable to one or more of the other aircraft financed through the offering of Pass Through Certificates (in the event of doubt, any Claim shall be allocated between the Aircraft and such other aircraft in the same proportion that the then outstanding Equipment Notes bear to the then outstanding equipment notes issued with respect to the other aircraft and held by the Pass Through Trustees).

         (e) Insured Claims. In the case of any Claim indemnified by the Company hereunder that is covered by a policy of insurance maintained by the Company, each Indemnitee agrees to cooperate, at the Company's expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim.

         (f) Claims Procedure. An Indemnitee shall promptly notify the Company of any Claim as to which indemnification is sought; provided that the failure to provide such prompt notice shall not release the Company from any of its obligations to indemnify hereunder, except to the extent that the Company is prejudiced by such failure or the Company's indemnification obligations are increased as a result of such failure. Such Indemnitee shall promptly submit to the Company all additional information in such Indemnitee's possession to substantiate such request for payment to the Company as the Company shall reasonably request. Subject to the rights of insurers under policies of insurance maintained by the Company, the Company shall have the right, at its sole cost and expense, to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this
Section 4.02, and, at the

Company's expense, the Indemnitee shall cooperate with all reasonable requests of the Company in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim under this Section 4.02. Where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of the Company or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Company pursuant to the preceding provisions; provided that such party's participation does not, in the opinion of the counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 4.02. Notwithstanding anything to the contrary contained herein, the Company shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees.

         (g) Subrogation. To the extent that a Claim indemnified by the Company under this Section 4.02 is in fact paid in full by the Company or an insurer under a policy of insurance maintained by the Company, the Company or such insurer, as the case may be, shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with the Company or such insurer, as the case may be, to permit the Company or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by the Company. So long as no Event of Default shall have occurred and be continuing, if an Indemnitee receives any payment from any party other than the Company or its insurers, in whole or in part, with respect to any Claim paid by the Company or its insurers hereunder, it shall promptly pay over to the Company the amount received (but not an amount in excess of the amount the Company or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to the Company shall not be paid to the Company, or, if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee as security for the obligations of the Company under this Agreement, the Indenture and the other Operative Documents, and, if the Company agrees, shall be applied against the Company's obligations hereunder and thereunder when and as they become due and payable and, at such time as there shall not be continuing any such Event of Default, such amount, to the extent not previously so applied against the Company's obligations, shall be paid to the Company.

         (h) No Guaranty. Nothing set forth in this Section 4.02 shall constitute a guarantee by the Company that the Aircraft shall at any time have any particular value, useful life or residual value.

         (i) Payments; Interest. Any amount payable to any Indemnitee pursuant to this Section 4.02 shall be paid within 30 days after receipt by the Company of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 4.02 directly to an Indemnitee or to the Company, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 7.01. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 4.02 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF U.S. BANK

         Section 5.01. Representations, Warranties and Covenants of U.S. Bank. U.S. Bank, generally, and each of the Loan Trustee, the Subordination Agent and the Pass Through Trustee as it relates to it, represents, warrants and covenants that:

                  (a) U.S. Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States, is eligible to be the Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Operative Documents and the Pass Through Documents to which U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively. U.S. Bank is qualified to act as Loan Trustee under
         Section 8.01(c) of the Indenture.

                  (b) The execution, delivery and performance by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, each of the other Operative Documents and each of the Pass Through Documents to which U.S.

         Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee is a party, the performance by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of its obligations thereunder and the consummation on the Closing Date of the transactions contemplated thereby, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Closing Date, (i) have been duly authorized by all necessary action on the part of U.S. Bank, the Loan Trustee, the Subordination Agent and each Pass Through Trustee, as the case may be, (ii) and do not violate any law or regulation of the United States or of the state of the United States in which U.S. Bank is located and which governs the banking and trust powers of U.S. Bank or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee or any of their assets, (iii) will not violate any provision of the articles of association or by-laws of U.S. Bank and (iv) will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.

                  (c) Neither the execution and delivery by U.S. Bank, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, any other Operative Document or any Pass Through Document to which U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee is a party, nor the consummation by U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where U.S. Bank is located and regulating the banking and trust powers of U.S. Bank, and (ii) any trustee or other holder of any debt of U.S. Bank.

                  (d) This Agreement, each other Operative Document and each Pass Through Document to which U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee is a party have been duly executed and delivered by U.S. Bank, individually and in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of U.S. Bank, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, to the extent it is a party thereto, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

                  (e) It unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien; and it shall indemnify, protect, defend and hold harmless each Indemnitee and the Company against Claims in any way resulting from or arising out of a breach by it of its obligations under this Section 5.01(e).

                  (f) The Equipment Notes to be issued to the Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.

                  (g) Each of U.S. Bank, the Loan Trustee, the Subordination Agent and each Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Company of funds to, through or by U.S. Bank, the Loan Trustee, the Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Operative Document or any Pass Through Document, except as may be otherwise agreed to in writing by the Company.

                  (h) Each of U.S. Bank, the Loan Trustee, the Subordination Agent and any Pass Through Trustee agrees to be bound by the terms of Section 10.16 of the Indenture.

                  (i) There are no Taxes payable by U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee imposed by the State of Connecticut, the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance by U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee of any Operative Document or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents), and there are no Taxes payable by any Pass Through Trustee imposed by the State of Connecticut, the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents) and, assuming that the Pass Through Trusts will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, the Pass Through Trusts will not be subject to any Taxes imposed by the State of Connecticut, the State of Delaware or any political subdivision thereof.

                  (j) Except with the consent of the Company, which shall not be unreasonably withheld, U.S. Bank will act as Pass Through Trustee solely through its offices within the State of Connecticut, except for such services that may be performed for it by various agents, but not directly by it, in other states.

                  (k) There are no pending or, to its knowledge, threatened actions or proceedings against the U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee to perform its obligations under any Operative Document or any Pass Through Document.

                  (l)      The representations and warranties contained in
         Section 7.15 of each Pass Through Trust Agreement are true, complete and correct as of the Closing Date.

                                   ARTICLE VI

                         OTHER COVENANTS AND AGREEMENTS

         Section 6.01. Other Agreements. (a) The Company agrees promptly to pay (without duplication of any other obligation the Company may have to pay such amounts) (A) the initial and annual fees and (to the extent the Loan Trustee is entitled to be reimbursed for its reasonable expenses) the reasonable expenses of the Loan Trustee in connection with the transactions contemplated hereby and
(B) the following expenses incurred by the Loan Trustee, the Subordination Agent and the Pass Through Trustees in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents or instruments referred to herein or therein:

                  (i)      the reasonable fees, expenses and disbursements of
         (x) Shipman & Goodwin LLP, special counsel for the Loan Trustee, the Subordination Agent and the Pass Through Trustees and (y) Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City, Oklahoma; and

                  (ii) all reasonable expenses incurred in connection with printing and document production or reproduction expenses, and the filing of Uniform Commercial Code financing statements.

         (b) The Loan Trustee, the Noteholders, the Subordination Agent and each Pass Through Trustee agree to execute and deliver, at the Company's expense, all such documents as the Company may reasonably request for the purpose of continuing the registration of the Aircraft at the FAA in the Company's name. In addition, each of the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder agrees, for the benefit of the Company, to cooperate with the Company in effecting any foreign registration of the Aircraft pursuant to Section 7.02(e) of the Indenture; provided that prior to any such change in the country of registry of the Aircraft the conditions set forth in Section 7.02(e) of the Indenture are met to the reasonable satisfaction of, or waived by, the Loan Trustee and the Policy Provider.

         (c) Each of U.S. Bank, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder, the Class G Liquidity Provider (by entering into the Class G Liquidity Facility), and the Policy Provider (by entering into the Policy Provider Agreement), agrees that, unless an Event of Default shall have occurred and be continuing (and then only in accordance with the Indenture), it shall not take any action contrary to, or otherwise in any way interfere with or disturb, the quiet enjoyment of the use and possession of the Aircraft, the Airframe, any Engine or any Part by the Company or any transferee of any interest in any thereof permitted under the Indenture.

         (d) Each Noteholder, including, without limitation, the Subordination Agent and each Pass Through Trustee, unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Noteholder Liens, and such Noteholder agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Noteholder Lien; and each Noteholder hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee and the Company against Claims in any way resulting from or arising out of a breach by it of its obligations under this
Section 6.01(d).

         (e) By its acceptance of its Equipment Notes, each Noteholder unconditionally agrees for the benefit of the Company and the Loan Trustee to be bound by and to perform and comply with all of the terms of such Equipment Notes, the Indenture and this Agreement applicable to such Noteholder.

         (f) Each Pass Through Trustee shall file any tax returns required to be filed by the related Pass Through Trust and the Company shall pay the Applicable Portion of any expenses relating thereto. The Company shall be responsible for the Applicable Portion of any interest or penalties related to any Pass Through Trustee's failure to file any such tax returns required to be filed by the relevant Pass Through Trust, except to the extent that such failure is attributable to the gross negligence or willful misconduct of such Pass Through Trustee. For purposes of this Section 6.01(f), the "Applicable Portion" of any amount shall equal such amount multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Equipment Notes held by the relevant Pass Through Trustee, and the denominator of which shall be the sum of the outstanding aggregate principal amount of all "Equipment Notes" issued under each of the "Indentures" (in each case as defined in the Intercreditor Agreement) held by such Pass Through Trustee.

         Section 6.02. Certain Covenants of the Company. The Company covenants and agrees with the Loan Trustee as follows:

                  (a) On and after the Closing, the Company will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as the Loan Trustee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.

                  (b) The Company, at its own expense, will cause the Indenture (with the Indenture Supplement covering the Aircraft attached) to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code and the rules and regulations of the FAA thereunder.

                  (c) The Company, at its expense, will take, or cause to be taken, such action with respect to the due and timely recording, filing, re-recording and refiling of the Indenture and any financing statements and any continuation statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish the Loan Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Loan Trustee to take such action. In addition, the Company will pay any and all recording, stamp and other similar taxes payable in the United States, and in any other jurisdiction where the Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of the Indenture or any such financing statements or other instruments. The Company will notify the Loan Trustee of any change in its state of incorporation promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

         (d) The Company shall at all times maintain its corporate existence except as permitted by Section 6.02(e).

         (e) The Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:

                  (i) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall, if and to the extent required under Section 1110 in order that the Loan Trustee shall continue to be entitled to any benefits of Section 1110 with respect to the Aircraft, be a Certificated Air Carrier and shall execute and deliver to the Loan Trustee an agreement containing the express assumption by such successor Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which the Company is a party to be performed or observed by the Company;

                  (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Loan Trustee, each Liquidity Provider and the Policy Provider a certificate signed by a Responsible Officer of the Company, and an opinion of counsel (which may be the Company's General Counsel or such other internal counsel to the Company as shall be reasonably satisfactory to the Loan Trustee, such Liquidity Provider and the Policy Provider), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this
         Section 6.02(e) and that all conditions precedent herein provided relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (ii) above and may rely, as to factual matters, on a certificate of an officer of the Company) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor Person and is enforceable against such successor Person in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this

Section 6.02(e), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Operative Documents with the same effect as if such successor Person had been named as the Company herein. If the Aircraft is at the time registered with the FAA, at the time of, or promptly following, any such consolidation or merger, the Person formed by such consolidation or into which the Company is merged will make such filings and recordings with the FAA pursuant to the Transportation Code, or if the Aircraft is at the time not registered with the FAA, such Person will make such filings and recordings with the applicable aviation authority as shall be necessary to evidence such consolidation or merger.

                  (f) The Company shall, for as long as and to the extent required under Section 1110 in order that the Loan Trustee shall be entitled to any of the benefits of Section 1110 with respect to the Aircraft, remain a Certificated Air Carrier.

                  (g) The Company shall not issue Series E Equipment Notes pursuant to the Indenture, unless it shall have satisfied the conditions to any such issuance in the Intercreditor Agreement, the Supplemental Agreement and the other Operative Documents, received Ratings Confirmation (as defined in the Intercreditor Agreement). If Series E Equipment Notes are initially issued to other than the Pass Through Trustee for the Class E Certificates, the Company will cause such Series E Equipment Notes to be subject to the provisions of the Intercreditor Agreement that allow the "Controlling Party" (as defined in the Intercreditor Agreement), during the continuance of an "Indenture Event of Default" (as defined in the Intercreditor Agreement), to direct the Loan Trustee in taking action under the Indenture.

                  (h) If the Aircraft has been registered in a country other than the United States pursuant to Section 7.02(e) of the Indenture, the Company will furnish to the Loan Trustee annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel in the applicable country reasonably satisfactory to the Loan Trustee and the Policy Provider, stating that, in the opinion of such counsel, either
         (i) such action has been taken with respect to the recording, filing, re-recording and refiling of the Operative Documents and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien created by the Indenture, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by registered or certified United States mail, courier service or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) to the recipient thereof in accordance with the provisions of this 7.01, (a) if to the Company, U.S. Bank, the Loan Trustee, the Subordination Agent or any Pass Through Trustee, to its respective address (including facsimile number) set forth on Schedule I, or (b) if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 of the Indenture.

         Any party, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words "notice" or "notify" or similar words are used herein, they mean the provision of formal notice set forth in this Section 7.01.

         Section 7.02. Survival of Representations, Warranties, Indemnities, Covenants and Agreements. Except as otherwise provided for herein, the representations, warranties, indemnities, covenants and agreements of the Company, U.S. Bank, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and the Noteholders provided for in this Agreement, and each of their obligations hereunder, shall survive the making of the loans, any return of the Aircraft, the transfer of any interest by any Noteholder of its Equipment Note and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of any Operative Documents.

         Section 7.03. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 7.04. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.05. No Oral Modifications or Continuing Waivers; Consents. Subject to Section 9.03 of the Indenture, no terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought; provided that no such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to the Loan Trustee. Each Pass Through Trustee and, by its acceptance of an Equipment Note, each subsequent Noteholder covenants and agrees that at any time after the date hereof, the Company and the Loan Trustee may, pursuant to Section 9.01 of the Indenture, enter into one or more agreements supplemental to the Indenture and to amend the Equipment Notes, without notice to or consent of any Noteholder, to provide for the issuance of New Series C Equipment Notes, New Series D Equipment Notes and/or Second New Series D Equipment Notes and/or Pass Through Certificates issued by a New Trust in connection with a Refunding and to make changes relating thereto.

         Section 7.06. Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 7.07. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Company, by U.S. Bank, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by the Company, and subject to the terms of Section 6.02(e), its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, the Subordination Agent and its successor under the Intercreditor Agreement and the Loan Trustee and its successor under the Indenture, whether so expressed or not.

         Section 7.08. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as provided expressly herein. The Company agrees and acknowledges that the Indemnitees that are not parties to this Agreement are third party beneficiaries of the indemnities by the Company contained in Section 4.02, that each Liquidity Provider is a third party beneficiary of the Company's representations and warranties in Section 4.01 and the covenant and agreement of the Company contained in Section 6.02(e) and that the Policy Provider is a third party beneficiary of the covenant and agreement of the Company contained in Sections 6.02(e) and 6.02(h) and that such Persons may rely on such indemnities, representations and warranties or covenants and agreements, as the case may be, to the same extent as if such indemnities, representations and warranties or covenants and agreements were made to such Indemnitees, such Liquidity Provider or the Policy Provider, as the case may be, directly.

         Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts shall together constitute one instrument.

         Section 7.10. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

         Section 7.11. No Petition. Each of the Company, the Loan Trustee, the Pass Through Trustee and the Subordination Agent covenant that until the Series G Equipment Notes have been paid in full, it shall not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the Pass Through Trust holding such Equipment Notes.

         Section 7.12. Section 1110. It is the intention of each of the Company, the Noteholders (such intention being evidenced by each of their acceptance of an Equipment Note) and the Loan Trustee that the Loan Trustee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts and to enforce any of its other rights and remedies as provided in the Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor.

         Section 7.13. No Waiver. No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further notice, in any circumstances without notice or demand.

         Section 7.14. Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectually the purposes of, or to better assure and confirm to such other party the rights and benefits to be provided under this Agreement and the other Operative Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                  AMERICAN AIRLINES, INC.

                                  By: /s/ Michael P. Thomas
                                      -----------------------------------------
                                      Name: Michael P. Thomas
                                      Title: Managing Director
                                             Corporate Finance & Banking

                                  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  as Pass Through Trustee under each of the Pass Through Trust Agreements

                                  By: /s/ Alison D.B. Nadeau
                                      -----------------------------------------
                                      Name: Alison D.B. Nadeau
                                      Title: Vice President

                                  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  as Subordination Agent

                                  By: /s/ Alison D.B. Nadeau
                                      -----------------------------------------
                                      Name: Alison D.B. Nadeau
                                      Title: Vice President

                                  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  as Loan Trustee

                                  By: /s/ Alison D.B. Nadeau
                                      -----------------------------------------
                                      Name: Alison D.B. Nadeau
                                      Title: Vice President

                                  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  in its individual capacity as set forth herein

                                  By: /s/ Alison D.B. Nadeau
                                      -----------------------------------------
                                      Name: Alison D.B. Nadeau
                                      Title: Vice President

                                                                   SCHEDULE I to
                                                         PARTICIPATION AGREEMENT

                                  CERTAIN TERMS

Aircraft Model:                   737-823

U.S. Registration Number:         N961AN

Manufacturer's Serial Number:     30092

Purchase Agreement:               "Purchase Agreement" means the Purchase
                                  Agreement No. 1977, dated October 31, 1997, between the Manufacturer and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Warranty Rights:                  "Warranty Rights" means all right and interest
                                  of the Company in, to and under Parts 1, 2, 3, 4 and 6 of the Product Assurance Document (as defined in the Purchase Agreement), but only to the extent the same relate to continuing rights of the Company in respect of any warranty or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the Airframe, it being understood that the Warranty Rights exclude any and all other right, title and interest of the Company in, to and under the Purchase
                                  Agreement and that the Warranty Rights are subject to the terms of the Manufacturer's
                                  Consent.

                    ADDRESSES FOR NOTICES AND ACCOUNT DETAILS

THE COMPANY:                      4333 Amon Carter Boulevard
American Airlines, Inc.           Fort Worth, TX 76155
                                  Attn: TreasurerTelex: 4630158
                                  Facsimile: 817-967-4318

U.S. BANK:                        U.S. Bank Trust National Association
U.S. Bank Trust National          225 Asylum Street, 23rd Fl. EX-CT-SS Hartford,
Association                       Connecticut 06103
                                  Attention: Corporate Trust
                                  Department
                                  Facsimile: (860) 241-6899

                                  with a copy to:

                                  U.S. Bank National Association
                                  One Federal Street, EX-MA-FED
                                  Boston, Massachusetts 02110
                                  Attention: Corporate Trust
                                  Department
                                  Ref.: American Airlines 2003-1 EETC
                                  Facsimile: (617) 603-6683

LOAN TRUSTEE:                     U.S. Bank Trust National Association
U.S. Bank Trust National          225 Asylum Street, 23rd Fl. EX-CT-SS
Association                       Hartford, Connecticut 06103
                                  Attention: Corporate Trust
                                  Department
                                  Facsimile: (860) 241-6899

                                  with a copy to:

                                  U.S. Bank National Association
                                  One Federal Street, EX-MA-FED
                                  Boston, Massachusetts 02110
                                  Attention: Corporate Trust
                                  Department
                                  Ref.: American Airlines 2003-1 EETC
                                  Facsimile: (617) 603-6683

PASS THROUGH TRUSTEE:             U.S. Bank Trust National Association
U.S. Bank Trust National          225 Asylum Street, 23rd Fl. EX-CT-SS
Association                       Hartford, Connecticut 06103
                                  Attention: Corporate Trust
                                  Department
                                  Facsimile: (860) 241-6899

                                  with a copy to:

                                  U.S. Bank National Association
                                  One Federal Street, EX-MA-FED
                                  Boston, Massachusetts 02110
                                  Attention: Corporate Trust
                                  Department
                                  Ref.: American Airlines 2003-1 EETC
                                  Facsimile: (617) 603-6683

SUBORDINATION AGENT:              U.S. Bank National Association
U.S. Bank Trust National          225 Asylum Street, 23rd Fl. EX-CT-SS
Association                       Hartford, Connecticut 06103
                                  Attention: Corporate Trust
                                  Department
                                  Facsimile: (860) 241-6899

                                  with a copy to:

                                  U.S. Bank National Association
                                  One Federal Street, EX-MA-FED
                                  Boston, Massachusetts 02110
                                  Attention: Corporate Trust
                                  Department
                                  Ref.: American Airlines 2003-1 EETC
                                  Facsimile: (617) 603-6683

POLICY PROVIDER:                  Ambac Assurance Corporation
Ambac Assurance Corporation       One State Street Plaza
                                  New York, New York 10004
                                  Attention: Surveillance
                                  Department
                                  Facsimile: (212) 363-1459

                                                                  SCHEDULE II to
                                                         PARTICIPATION AGREEMENT

                                EQUIPMENT NOTES,
                    PURCHASERS AND ORIGINAL PRINCIPAL AMOUNTS

                            Description of                                                  Original
        Purchaser           Equipment Notes       Maturity         Interest Rate        Principal Amount
---------------------------------------------------------------------------------------------------------
American Airlines Pass      Series 2003-1G          July 9,            3.857%            $ 20,264,620.17
Through Trust 2003-1G       Equipment Note          2010
                            EN-2003-1G-001
---------------------------------------------------------------------------------------------------------
American Airlines Pass      Series 2003-1C          July 9,                8%            $  7,599,182.86
Through Trust 2003-1C       Equipment Note          2010
                            EN-2003-1C-001
---------------------------------------------------------------------------------------------------------
American Airlines Pass      Series 2003-1D          July 9,               12%            $  2,533,087.47
Through Trust 2003-1D       Equipment Note          2010
                            EN-2003-1D-001
---------------------------------------------------------------------------------------------------------

                                                                 SCHEDULE III to
                                                         PARTICIPATION AGREEMENT

                                TRUST SUPPLEMENTS

         Trust Supplement No. 2003-1G, dated as of July 8, 2003, between the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2003-1G.

         Trust Supplement No. 2003-1C, dated as of July 8, 2003, between the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2003-1C.

         Trust Supplement No. 2003-1D, dated as of July 8, 2003, between the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2003-1D.

                                                                    EXHIBIT A to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                             COUNSEL FOR THE COMPANY

                                                                    EXHIBIT B to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
          SPECIAL COUNSEL FOR THE LOAN TRUSTEE, THE SUBORDINATION AGENT
                                  AND U.S. BANK

                                                                    EXHIBIT C to
                                                         PARTICIPATION AGREEMENT

                     FORM OF OPINION OF SPECIAL FAA COUNSEL

                                                                    EXHIBIT D to
                                                         PARTICIPATION AGREEMENT

                         FORM OF MANUFACTURER'S CONSENT

                                                                  EXHIBIT E-1 to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                  SPECIAL COUNSEL FOR THE PASS THROUGH TRUSTEES

                                                                  EXHIBIT E-2 to
                                                         PARTICIPATION AGREEMENT

                               FORM OF OPINION OF
                          SPECIAL DELAWARE COUNSEL FOR
                            THE PASS THROUGH TRUSTEES

                                                                          N961AN
                                                                      Annex A to
                                                     Participation Agreement and
                                                Indenture and Security Agreement

                                   DEFINITIONS

         "Agreement" and "Participation Agreement" mean that certain Participation Agreement (N961AN), dated on or before the Closing Date, among the Company, U.S. Bank, the Pass Through Trustee under each Pass Through Trust Agreement, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Aircraft" means the Airframe (or any Replacement Airframe substituted therefore pursuant to Section 7.05 of the Indenture) together with the two Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section 7.05 of the Indenture), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft. The term "Aircraft" shall include any Replacement Aircraft.

         "Airframe" means (a) the Boeing aircraft further described in Annex A to the Indenture Supplement (except (i) the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and
(ii) items installed or incorporated in or attached to such aircraft from time to time that are excluded from the definition of Parts (except Engines or engines)) originally executed and delivered under the Indenture and (b) any and all related Parts. The term "Airframe" shall include any Replacement Airframe that may from time to time be substituted for the Airframe pursuant to Section
7.05 of the Indenture. At such time as the Replacement Airframe shall be so substituted and the Airframe for which such substitution is made shall be released from the Lien of the Indenture, such replaced Airframe shall cease to be an Airframe under the Indenture.

         "American Entity" has the meaning specified in Section 1.01 of the Policy Provider Agreement.

         "American New Series D Equipment Notes" means any New Series D Equipment Notes that are purchased by a New Trust with proceeds of New Class D Certificates (as defined in Exhibit A to the Intercreditor Agreement) that are sold to a Person affiliated with the Company.

         "Bankruptcy Code" means the United States Bankruptcy Code, 11 United States Code Sections 101 et seq., as amended, or any successor statutes thereto.

         "Basic Pass Through Trust Agreement" means that certain Pass Through Trust Agreement, dated as of March 21, 2002, between the Company and U.S. Bank (as successor to State Street Bank and Trust Company of Connecticut, National Association), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

         "Bills of Sale" means the FAA Bill of Sale and the Warranty Bill of Sale.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Dallas, Texas or the city and state in which the Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

         "Certificated Air Carrier" means any Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

         "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

         "Claim" has the meaning specified in Section 4.02(a) of the Participation Agreement.

         "Class C Liquidity Facility" has the meaning specified in the Intercreditor Agreement.

         "Class C Liquidity Provider" has the meaning specified in the Intercreditor Agreement.

         "Class E Trust" has the meaning specified in the Intercreditor
Agreement.

         "Class G Liquidity Facility" has the meaning specified in the Intercreditor Agreement.

         "Class G Liquidity Provider" has the meaning specified in the Intercreditor Agreement.

         "Closing" has the meaning specified in Section 2.03 of the Participation Agreement.

         "Closing Date" means the date set forth on the cover page of the Indenture.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" has the meaning specified in the granting clause of the Indenture.

         "Company" means American Airlines, Inc., and its successors and permitted assigns.

         "Compulsory Acquisition" means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft by the Company (or any Permitted Lessee) for a period in excess of 180 days, but shall exclude requisition for use or hire not involving requisition of title.

         "Confidential Information" has the meaning specified in Section 10.16 of the Indenture.

         "Controlling Party" has the meaning specified in Section 2.06 of the Intercreditor Agreement.

         "Corporate Trust Office" means the Corporate Trust Division of the Loan Trustee located at U.S. Bank National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut, 06103, Attention: Corporate Trust Division, or such other office at which the Loan Trustee's corporate trust business shall be administered that the Loan Trustee shall have specified by notice in writing to the Company.

         "CRAF Program" means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.

         "Debt Rate" means (i) with respect to the Series G Equipment Notes, the Original Series C Equipment Notes and the Original Series D Equipment Notes, the rate per annum specified as the "Debt Rate" in Schedule I to the Indenture, (ii) with respect to any New Series C Equipment Notes, New Series D Equipment Notes and Second New Series D Equipment Notes, the rate per annum specified as such in an Indenture Refunding Amendment applicable to such Series and (iii) with respect to any Series E Equipment Notes, the rate per annum specified in an amendment to the Indenture at the time of issuance of such Series E Equipment Notes.

         "Department of Transportation" means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

         "Direction" has the meaning specified in Section 2.16 of the Indenture.

         "Dollars" and "$" mean the lawful currency of the United States.

         "Engine" means (a) each of the two engines listed by manufacturer's serial number and further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 7.04 or 7.05 of the Indenture; together in each case with any and all related Parts. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an Engine under the Indenture.

         "Equipment Note" means and includes any Series G Equipment Note, Original Series C Equipment Note, Original Series D Equipment Note, Series E Equipment Note, New Series C Equipment Note, New Series D Equipment Note or Second New Series D Equipment Note, and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

         "Equipment Note Register" has the meaning specified in Section 2.07 of the Indenture.

         "Equipment Note Registrar" has the meaning specified in Section 2.07 of the Indenture.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

         "Event of Default" has the meaning specified in Section 4.01 of the Indenture.

         "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:

         (a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

         (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;

         (c) the theft, hijacking or disappearance of such property for a period in excess of 180 days;

         (d) the requisition for use of such property by any government (other than a requisition for use by a Government or the government of the country of registry of the Aircraft) that shall have resulted in the loss of possession of such property by the Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;

         (e) the operation or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of
Section 7.06 of the Indenture, unless the Company shall have obtained indemnity or insurance in lieu thereof from such government;

         (f)      any Compulsory Acquisition;

         (g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless the Company shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of three consecutive years; and

         (h) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) of the Indenture.

         An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe unless the Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Indenture.

         "Excess Amount" means the amount that the Company elects to apply (or that the Loan Trustee is required to apply), pursuant to Section 2.10(g) of the Indenture, to the redemption of Series G Equipment Notes under Section 2.10(b), 2.10(c) or 2.10(e) of the Indenture.

         "Excess Proceeds" means (i) with respect to any Related Aircraft with respect to which an Event of Loss has occurred, the difference between (A) the total insurance proceeds received by the Company pursuant to the insurance policies maintained pursuant to Section 7.06(b) of the Indenture or pursuant to requisition or indemnity payments described in Section 7.05(c) of the Indenture, and (B) the total amount required to be applied by the Company under Section 2.10(a) of the Related Indenture to the redemption of the Related Equipment Notes in respect of which the Event of Loss occurred, and (ii) with respect to the sale of any Related Aircraft, the positive difference (if any) between (x) the total proceeds realized in the sale of such Related Aircraft and (y) the total amount required to be applied by the Company to the redemption of the Related Equipment Notes under Section 2.10(d) of the Related Indenture related to such Related Aircraft.

         "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

         "FAA Bill of Sale" means the bill of sale for the Aircraft on AC Form 8050-2, executed by the Manufacturer in favor of the Company and recorded with the FAA.

         "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by U.S. Bank from three Federal funds brokers of recognized standing selected by it.

         "Final Payment Date" means July 9, 2010, or if such date is not a Business Day, the Final Payment Date shall be the next succeeding Business Day.

         "Government" means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

         "Indemnitee" has the meaning specified in Section 4.02(b) of the Participation Agreement.

         "Indenture" means that certain Indenture and Security Agreement (N961AN), dated as of the Closing Date, between the Company and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including by an Indenture Refunding Amendment or an Indenture Supplement.

         "Indenture Indemnitee" means (i) the Loan Trustee, (ii) U.S. Bank,
(iii) each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Note as agent and trustee of any Pass Through Trustee, the Subordination Agent, (v) each Liquidity Provider, (vi) the Policy Provider and its affiliates, (vii) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (viii) each Related Noteholder and (ix) each of the respective directors, officers, employees, agents and servants of each of the Persons identified in clauses (i), (v), (vi) and (viii). No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

         "Indenture Refunding Amendment" means an amendment to the Indenture entered into for purposes of effecting a Refunding.

         "Indenture Supplement" means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and/or Replacement Engine included in the property subject to the Lien of the Indenture.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Closing Date, among the Pass Through Trustees, the Class G Liquidity Provider, the Policy Provider and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Interests" has the meaning specified in Section 7.06(a) of the Indenture.

         "Lease" means any lease permitted by the terms of Section 7.02(a) of the Indenture.

         "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

         "Liquidity Facility" has the meaning specified in the Intercreditor Agreement.

         "Liquidity Provider" has the meaning specified in the Intercreditor Agreement.

         "Loan Amount" has the meaning specified in Section 7.06(b) of the Indenture.

         "Loan Trustee" has the meaning specified in the introductory paragraph of the Indenture.

         "Loan Trustee Liens" means any Lien attributable to U.S. Bank or the Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against U.S. Bank or the Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of U.S. Bank or the Loan Trustee not permitted by, or the failure of U.S. Bank or the Loan Trustee to take any action required by, the Operative Documents or the Pass Through Documents, (iii) claims against U.S. Bank or the Loan Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section 4.02 of the Participation Agreement pursuant to said Section 4.02 or
(iv) claims against U.S. Bank or the Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Operative Documents or the Pass Through Documents, except while an Event of Default is continuing and prior to the time that the Loan Trustee has received all amounts due to it pursuant to the Indenture.

         "Loss Payment Date" has the meaning specified in Section 7.05(a) of the Indenture.

         "Majority in Interest of Noteholders" means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by the Company, any affiliate thereof or a Pass Through Trust the pass through certificates issued by which are owned, directly or indirectly, by the Company, unless all Equipment Notes are held by the Company, any affiliate thereof or a Pass Through Trust the pass through certificates issued by which are owned, directly or indirectly, by the Company).

         "Make-Whole Amount" means: (a) with respect to any Original Series C Equipment Note, Original Series D Equipment Note or Series G Equipment Note, the amount (as determined by an investment bank of national standing selected by the Company), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption; (b) with respect to any New Series C Equipment Note, New Series D Equipment Note or Second New Series D Equipment Note, the amount computed in the manner set forth in an Indenture Refunding Amendment applicable to such Series; and (c) with respect to any Series E Equipment Note, the amount computed in the manner set forth in an amendment to the Indenture at the time of issuance of the Series E Equipment Notes. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date or, in the case of any redemption of Equipment Notes as a result of an Event of Loss with respect to the Aircraft or any Related Aircraft, the 20th day prior to the applicable redemption date (or if such day is not a Business Day, the next succeeding Business Day), and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date or, in the case of any redemption of Equipment Notes as a result of an Event of Loss with respect to the Aircraft or any Related Aircraft, the 20th day prior to the applicable redemption date (or if such day is not a Business Day, the next succeeding Business Day). "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

         "Manufacturer" means The Boeing Company, a Delaware corporation, and its successors and assigns.

         "Manufacturer's Consent" means the Manufacturer's Consent and Agreement to Assignment of Warranties, dated as of the Closing Date, substantially in the form of Exhibit E to the Participation Agreement.

         "New Series" has the meaning specified in Exhibit A to the Intercreditor Agreement.

         "New Series C Equipment Notes" means Equipment Notes that are issued as a New Series in connection with a Refunding of the Original Series C Equipment Notes, in the original principal amount and maturities and bearing interest as specified in Schedule I to the applicable Indenture Refunding Amendment under the heading "Series C Equipment Notes".

         "New Series D Equipment Notes" means Equipment Notes that are issued as a New Series in connection with a Refunding of the Original Series D Equipment Notes, in the original principal amount and maturities and bearing interest as specified in Schedule I to the applicable Indenture Refunding Amendment under the heading "Series D Equipment Notes".

         "New Trust" has the meaning specified in Exhibit A to the Intercreditor Agreement.

         "Noteholder" means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, the Subordination Agent on behalf of the Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

         "Noteholder Liens" means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Operative Documents or the Pass Through Documents.

         "Operative Documents" means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement, the Manufacturer's Consent and the Equipment Notes.

         "Original Series C Equipment Notes" means Equipment Notes issued on the Closing Date and designated as "Series C Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series C Equipment Notes."

         "Original Series D Equipment Notes" means Equipment Notes issued on the Closing Date and designated as "Series D Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series D Equipment Notes."

         "Other Party Liens" means any Lien attributable to the Pass Through Trustee (other than in its capacity as Noteholder), the Subordination Agent (other than in its capacity as Noteholder), any Liquidity Provider or the Policy Provider on or against the Aircraft, any interest therein, or any portion of the Collateral arising out of any claim against such party that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Documents.

         "Participation Agreement" has the meaning set forth under the definition of "Agreement".

         "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by the Company or any Permitted Lessee, (c) cargo containers and (d) components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft) so long as the same shall be incorporated or installed in or attached to the Airframe or any Engine or so long as the same shall be subject to the Lien of the Indenture in accordance with the terms of Section 7.04 thereof after removal from the Airframe or any such Engine.

         "Pass Through Certificates" means the pass through certificates issued by the Pass Through Trustees.

         "Pass Through Documents" means the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Policy Provider Agreement and the Policy.

         "Pass Through Trust" means each of the separate grantor trusts then holding Equipment Notes, which grantor trusts have been or will be created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

         "Pass Through Trust Agreement" means each of the separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Pass Through Trustee" has the meaning specified in the introductory paragraph to the Participation Agreement and also includes any New Trustee (as defined in Exhibit A to the Intercreditor Agreement).

         "Pass Through Trustees" means, collectively, the Pass Through Trustees under each Pass Through Trust Agreement.

         "Past Due Rate" means, with respect to a particular Series, a rate per annum equal to the then applicable Debt Rate plus 1% and, in any case other than with respect to a particular Series, the Debt Rate for the Series G Equipment Notes plus 1%.

         "Payment Date" means, for any Equipment Note, each January 9 and July 9 commencing with January 9, 2004 (or if any such day is not a Business Day, the immediately succeeding Business Day).

         "Payment Default" means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

         "Permitted Investments" means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a rating assigned to such commercial paper by either Moody's or S&P (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (h) or (i) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a rating of A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above;
(k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, provided that, at the time of their purchase, such obligations are rated A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States); (l) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or rated AAA, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee and (ii) having an average life not to exceed one year as determined by standard industry pricing practices then in effect; (n) asset-backed securities rated A, its equivalent or better by Moody's or S&P (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee; and (o) such other investments approved in writing by the Loan Trustee; provided that, the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. Any of the investments described herein may be made through or with, as applicable, the bank acting as Pass Through Trustee or Loan Trustee or any of their affiliates.

         "Permitted Lessee" means any Person to whom the Company is permitted to lease the Airframe or any Engine pursuant to Section 7.02(a) of the Indenture.

         "Permitted Lien" has the meaning specified in Section 7.01 of the Indenture.

         "Person" means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

         "Policy" means the Certificate Guaranty Insurance Policy No. AB0686BE, issued as of the Closing Date by the Policy Provider in favor of the Subordination Agent, for the benefit of the Class G Certificateholders (as defined in the Intercreditor Agreement), as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Policy Expenses" shall have the meaning specified in the Intercreditor Agreement.

         "Policy Provider" means Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance corporation.

         "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the Closing Date, among the Company, the Subordination Agent, the Class G Trustee and the Policy Provider, including the related Policy Provider Fee Letter referred to therein, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Policy Provider Amounts" means all Policy Provider Obligations, Policy Provider Interest Drawing Amounts, Policy Expenses, Policy Provider Interest Amounts and Excess Reimbursement Obligations.

         "Policy Provider Indemnity and Inspection Agreement" means the Policy Provider Indemnity and Inspection Agreement (N961AN), dated as of the Closing Date, between the Company and the Policy Provider.

         "Policy Provider Interest Amounts" shall have the meaning specified in the Intercreditor Agreement.

         "Policy Provider Interest Drawing Amount" has the meaning specified in the Intercreditor Agreement.

         "Policy Provider Obligations" shall have the meaning specified in the Intercreditor Agreement.

         "Purchase Agreement" means the Purchase Agreement as described in
Schedule I to the Participation Agreement.

         "Rating Agencies" has the meaning specified in the Intercreditor Agreement.

         "Ratings Confirmation" has the meaning specified in the Intercreditor Agreement.

         "Refunding" has the meaning specified in Exhibit A to the Interecreditor Agreement.

         "Related Aircraft" means each of the aircraft subject to a Related Indenture, including any Replacement Aircraft substituted therefor pursuant to
Section 7.05 of any Related Indenture.

         "Related Equipment Note" means a Related Series G Equipment Note, Related Series C Equipment Note or Related Series D Equipment Note.

         "Related Indemnitee Group" has the meaning specified in Section 4.02(b) of the Participation Agreement.

         "Related Indenture Indemnitees" means the "Indenture Indemnitees" (as defined in each Related Indenture).

         "Related Indentures" means each of the indentures (other than the Indenture) under which equipment notes have been issued and purchased by the Pass Through Trustees (whether before or after the date of the Indenture).

         "Related Loan Trustee" means the "Loan Trustee" (as defined in each Related Indenture).

         "Related Noteholder" means a registered holder of a Related Equipment Note.

         "Related Operative Documents" means the "Operative Documents" (as defined in each Related Indenture).

         "Related Participation Agreement" means the "Participation Agreement" (as defined in each Related Indenture).

         "Related Policy Provider Indemnity and Inspection Agreement" means the "Policy Provider Indemnity and Inspection Agreement" (as defined in each Related Indenture).

         "Related Secured Obligations" means, the "Secured Obligations" (as defined in each Related Indenture).

         "Related Series C Equipment Note" means a "Series C Equipment Note" (as defined in each Related Indenture).

         "Related Series D Equipment Note" means a "Series D Equipment Note" (as defined in each Related Indenture).

         "Related Series G Equipment Note" means a "Series G Equipment Note" (as defined in each Related Indenture).

         "Related Supplemental Agreement" means the "Supplemental Agreement" as defined in each Related Indenture).

         "Replacement Aircraft" means the Aircraft of which a Replacement Airframe is part.

         "Replacement Airframe" means a Boeing aircraft of the model further described in Annex A to the Indenture Supplement dated the Closing Date or an improved model of the Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) items excluded from the definition of Parts (except Engines or engines)), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.

         "Replacement Engine" means an engine of the make and model specified in Annex A to the Indenture Supplement dated the Closing Date (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Indenture pursuant to Section 7.04 or
Section 7.05 thereof, together with all Parts relating to such engine.

         "Responsible Officer" means, with respect to the Company, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any other management employee (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of the Company,
(b) working directly under the supervision of its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Participation Agreement and the Indenture.

         "Second New Series D Equipment Notes" means Equipment Notes that are issued as a New Series in connection with a Refunding of any American New Series D Equipment Notes, in the original principal amount and maturities and bearing interest as specified in Schedule I to the applicable Indenture Refunding Amendment.

         "Section 1110" means Section 1110 of the Bankruptcy Code, as in effect on the Closing Date or any successor or analogous section of the federal bankruptcy law in effect from time to time.

         "Secured Obligations" has the meaning specified in the Granting Clause of the Indenture.

         "Series" means any series of Equipment Notes, including the Series G Equipment Notes, the Series C Equipment Notes, the Series D Equipment Notes or the Series E Equipment Notes.

         "Series C Equipment Notes" means the Original Series C Equipment Notes or, following a Refunding of the Original Series C Equipment Notes, New Series C Equipment Notes.

         "Series D Equipment Notes" means (a) the Original Series D Equipment Notes, or (b) following a Refunding of the Original Series D Equipment Notes, the New Series D

Equipment Notes, or (c) following a Refunding of the American New Series D Equipment Notes, the Second New Series D Equipment Notes.

         "Series E Equipment Notes" means Equipment Notes, if any, issued and designated as "Series E Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in an amendment to the Indenture at the time of issuance of the Series E Equipment Notes.

         "Series G Equipment Notes" means Equipment Notes issued and designated as "Series G Equipment Notes" under the Indenture, in the original principal amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series G Equipment Notes."

         "Specified Person" has the meaning specified in Section 7.06(a) of the Indenture.

         "Subordination Agent" has the meaning specified in the introductory paragraph to the Participation Agreement.

         "Supplemental Agreement" means the Supplemental Agreement (N961AN), dated as of the Closing Date, between the Company and the Policy Provider.

         "Tax" and "Taxes" means all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

         "Transportation Code" means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

         "Trust Supplements" means those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule II to the Participation Agreement.

         "Underwriting Agreement" means that certain Underwriting Agreement, dated June 30, 2003, among the Company and the underwriters named therein, relating to the purchase of the Class G Certificates (as defined in the Intercreditor Agreement) by such underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "United States" means the United States of America.

         "U.S. Bank" has the meaning specified in the introductory paragraph to the Participation Agreement.

         "U.S. Government Obligations" means securities that are direct obligations of the United States for the payment of which its full faith and credit is pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

         "Warranty Bill of Sale" means the warranty (as to title) bill of sale covering the Aircraft, executed by the Manufacturer in favor of the Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.

         "Warranty Rights" means the Warranty Rights as described in Schedule I to the Participation Agreement.